SCHEDULE 14C
(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

Check the appropriate box:

☐  Preliminary information statement

☐  Confidential, for use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☑  Definitive information statement

Kandi Technologies, Corp.
 (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☑  No fee required.

☐  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:  N/A

(2) Aggregate number of securities to which transaction applies:  N/A

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4) Proposed maximum aggregate value of transaction:  N/A

(5) Total fee paid: N/A

☐  Fee paid previously with preliminary materials.

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: N/A

(2) Form, Schedule or Registration Statement No.: N/A

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(4) Date Filed: N/A

KANDI TECHNOLOGIES, CORP.

Jinhua City Industrial Zone
Jinhua, Zhejiang Province
People’s Republic of China
Post Code 321016

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

TO ALL STOCKHOLDERS:

This Information Statement will be mailed on or about February 26, 2010 to the holders of record of the common stock, par value $0.001 (the “Common Stock”) of Kandi Technologies, Corp. (“we”, “us” or the “Company”) as of the close of business on February 12, 2010 (the “Record Date”). This Information Statement relates to certain actions taken by the written consent of Excelvantage Group Limited, the holder (the “Majority Stockholder”) of a majority of the Company's outstanding Common Stock, dated January 20, 2010 (the “Written Consent”).

The Written Consent authorized and approved a private placement to certain accredited institutional investors (the “Financing”) of $10 million of senior secured convertible notes together with warrants to purchase an aggregate of 800,000 shares of Common Stock.  The Written Consent constitutes the consent of a majority of the total number of shares of outstanding Common Stock and is sufficient under the General Corporation Law of the State of Delaware (the “DGCL”) and the Company's Bylaws to authorize the Financing.  Accordingly, the Financing shall not be submitted to the Company's other stockholders for a vote.

This Information Statement is being furnished to you to provide you with material information concerning the actions taken in connection with the Written Consent in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C. This Information Statement also constitutes notice under Section 228 of the DGCL of the actions taken in connection with the Written Consent.

Only one Information Statement is being delivered to two or more security holders who share an address, unless the Company has received contrary instructions from one or more of the security holders. The Company will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.  If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct the Company, by calling the Company at (86-0579) 82239851, or by writing to us at Jinhua City Industrial Zone, Jinhua, Zhejiang Province, People’s Republic of China, Post Code 321016, Attn: Hu Xiaoming.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Date: February 26, 2010

Hu Xiaoming,
Chief Executive Officer

Important Notice Regarding the Availability of This Information Statement: In accordance with rules and regulations adopted by the Securities and Exchange Commission, we are now providing access to this Information Statement over the Internet. All stockholders of record and beneficial owners will have the ability to access the proxy materials at http://kanditechnologies.investorroom.com. Access to this Information Statement is free of charge.

INFORMATION STATEMENT

INTRODUCTION

This Information Statement is being mailed or otherwise furnished to stockholders of the Company in connection with the prior receipt by the Board of Directors (the “Board”) of authorization and approval of the Financing by the Written Consent of the Majority Stockholder.  The Board believes it is in the best interests of the Company to approve the Financing.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Meeting Not Required

The Financing was authorized and approved by the Written Consent of the Majority Stockholder. No further vote is required to approve the Financing.

Furnishing Information

This Information Statement is being furnished to all holders of Common Stock of the Company on or about February 12, 2010.

Interest of Certain Persons in Favor of or in Opposition to the Transaction

No officer or director will receive any direct or indirect benefit from the Financing.

Proposals By Security Holders

No security holders entitled to vote have transmitted any proposals to be acted upon by the Company.

Dissenters’ Rights of Appraisal

Under Delaware law, the Company’s stockholders are not entitled to appraisal rights with respect to the Financing, and the Company will not independently provide stockholders with any such right.

Voting Securities and Principal Holders Thereof

Our authorized capital consists of 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock.  As of the Record Date, the Company had 19,961,000 shares of Common Stock issued and outstanding and no shares of preferred stock issued or outstanding.

Each holder of Common Stock is entitled to one (1) vote for each share held.  The Financing requires the approval of a majority of the outstanding shares of Common Stock, and was obtained by the Written Consent of the Majority Stockholder.

Required Votes

The Financing was approved pursuant to the Written Consent. No further vote is required to approve the Financing.

Votes Obtained

The following individuals own the number of shares and percentages set forth opposite their names and executed the Written Consent:

Name of Beneficial Owner	Amount of Beneficial Ownership	Percentage of Class
Excelvantage Group Limited	12,000,000	60.12%
Total	12,000,000	60.12%

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our Common Stock as of January 26, 2010 for each person known by us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

		Amount and Nature of Beneficial Ownership (1)
Title of Class	Name and Address of Beneficial Owner	Number of Shares (2)	Percent of Voting Stock (3)
Common	Excelvantage Group Limited (4)	12,000,000	60.12%
Common	Tim Ho Man	12,000,000	60.12%

(1)
On January 26, 2010 there were 19,961,000 shares of our Common Stock outstanding. Each person named above has sole investment and voting power with respect to all shares of the Common Stock shown as beneficially owned by the person, except as otherwise indicated below.

(2)
Under applicable rules promulgated by the U. S. Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, a person is deemed the “beneficial owner” of a security with regard to which the person, directly or indirectly, has or shares (a) the voting power, which includes the power to vote or direct the voting of the security, or (b) the investment power, which includes the power to dispose or direct the disposition of the security, in each case irrespective of the person’s economic interest in the security. Under these SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through (x) the exercise of any option or warrant or (y) the conversion of another security.

(3)
In determining the percent of our Common Stock owned by a person (a) the numerator is the number of shares of our Common Stock beneficially owned by the person, including shares the beneficial ownership of which may be acquired within 60 days upon the exercise of options or warrants or conversion of convertible securities, and (b) the denominator is the total of (i) the 19,961,000 shares of our Common Stock outstanding on January 26, 2010 and (ii) any shares of our Common Stock which the person has the right to acquire within 60 days upon the exercise of options or warrants or conversion of convertible securities. Neither the numerator nor the denominator includes shares which may be issued upon the exercise of any other options or warrants or the conversion of any other convertible securities.

(4)
In connection with the Financing, Excelvantage Group Limited (“Excelvantage”), our majority stockholder, entered into a Shareholder Pledge Agreement with the investors as of January 21, 2010 in order to induce the investors to purchase the Notes and Warrants.  Under the terms of the pledge agreement, Excelvantage granted a security interest in 2,800,000 shares of Common Stock to the investors.  The pledged shares are to be returned to Excelvantage upon repayment or conversion of the Notes to Common Stock.

As of January 26, 2010, none of our officers or directors was a beneficial owner of our Common Stock.

There are no arrangements, known to the Company, including any pledge by any person, of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

THE FINANCING

The Financing, which was consummated on January 21, 2010 (the “Closing Date”), was authorized and approved by the Written Consent of the Majority Stockholder.  The Financing consists of a private placement of $10 million of senior secured convertible notes (the “Notes”) and warrants exercisable for an aggregate of 800,000 shares of Common Stock (the “Warrants”) to Hudson Bay Fund LP, Hudson Bay Overseas Fund, Ltd., and Capital Ventures International (the “Investors”).

Pursuant to that certain Securities Purchase Agreement, dated as of the Closing Date, each Investor purchased a Note and a Warrant.  As discussed more fully below, the Notes are convertible into shares of the Company’s Common Stock (as converted, the “Conversion Shares”), and are entitled to earn interest which may be paid in cash or in shares of Common Stock (the “Interest Shares”).  The Warrants are exercisable into shares of Common Stock (as exercised, the “Exercise Shares”).  The Conversion Shares, the Interests Shares and the Exercise Shares are all subject to standard anti-dilution provisions.

The terms of the Financing include a beneficial ownership limitation applicable to the conversion of the Notes and the exercise of the Warrants, such that no Holder (as defined below) may convert its Notes or exercise its Warrants if, after such conversion or exercise, the Holder would beneficially own, together with its affiliates, more than 4.99% of the then issued and outstanding shares of Common Stock.  Each Holder may lower this limitation percentage at any time or increase this limitation percentage to any other percentage not in excess of 9.99% upon sixty one (61) days’ prior written notice to the Company.

In connection with the Financing, the Company paid commissions to FT Global Capital, Inc., Brean Murray, Carret & Co. and Canaccord Adams Inc. (the “Placement Agents”), in the aggregate amount of $700,000, including expenses, and issued the Placement Agents warrants to purchase an aggregate of 80,000 shares of Common Stock at an exercise price of $6.5625 per share, subject to the same resetting provisions as in the Warrants as described below.

Registration Requirements

In connection with the Financing, the Company is required to file a Registration Statement on Form S-3 with the Securities and Exchange Commission (“SEC”) covering the resale of the Conversion Shares, any Interest Shares, and the Exercise Shares.  No later than sixty (60) days after the Closing Date, the Company shall register for resale, by the Investors or their permitted assigns (each, a “Holder”), at least the number of shares of Common Stock equal to 130% of the sum of (i) the maximum number of Conversion Shares issuable upon conversion of the Notes, (ii) the maximum number of Interest Shares issuable on the Notes, and (iii) the maximum number of Exercise Shares issuable upon exercise of the Warrants.

The Company has agreed to use its best efforts to have the Registration Statement declared effective within ninety (90) calendar days after the Closing Date, or one hundred twenty (120) calendar days after the Closing Date in the event the Registration Statement is subject to a full review by the SEC.  The Company is obliged to amend the Registration Statement or file a new Registration Statement in the event the number of shares available under any Registration Statement is insufficient to cover the securities issuable or exercisable under the Financing.

In the event that Form S-3 is not available for the registration of the resale of the securities issuable or exercisable under the Financing, the Company shall register such securities on another appropriate form reasonably acceptable to the Investors and shall undertake to register such securities on Form S-3 as soon as such form is available.  At all times, however, the Company shall maintain the effectiveness of all Registration Statements then in effect until such time as a Registration Statement on Form S-3 covering the resale of all the securities issuable or exercisable under the Financing has been declared effective by the SEC.

The Company will pay liquidated damages of 1.5% of each Holder’s initial investment in the Notes and Warrants sold in the Financing per month if the Registration Statement is not filed or declared effective within the foregoing time periods or ceases to be effective prior to the expiration of certain deadlines provided for in the Registration Rights Agreement, dated as of the Closing Date.  However, no liquidated damages shall be paid (i) with respect to any securities being registered that we are not permitted to include in the Registration Statement due to the SEC’s application of Rule 415, or (ii) with respect to any Holder, solely because such Holder is required to be described as an underwriter under applicable securities laws, and such Holder elects not to have its shares registered.

Pledge Agreement

In connection with the Financing, the Majority Stockholder entered into a Shareholder Pledge Agreement with the Investors as of the Closing Date in order to induce the Investors to purchase the Notes and Warrants under the Financing.  Under the terms of the pledge agreement, the Majority Stockholder agreed to grant to each Investor a separate, continuing security interest in 2,800,000 shares of Common Stock held by the Majority Stockholder (the “Pledged Shares”).  The security interest in the Pledged Shares was granted in order to secure prompt payment and due performance by the Company and the Majority Stockholder of all liabilities, obligations and undertakings owed to the Investors arising out of, outstanding under, advanced or issued pursuant to the Financing.  At all times, the value of the Pledged Shares shall equal or exceed the aggregate principal amount outstanding under the Notes, and the Majority Stockholder shall deliver such additional collateral as is necessary for the value of such Pledged Shares to at least equal (if not exceed) the aggregate principal amount outstanding under the Notes.  The Pledged Shares are to be returned to the Majority Stockholder upon repayment or conversion of the Notes to Common Stock.

Use of Proceeds

The consideration received by the Company in exchange for the Financing is $10 million cash.  The Company will reserve at least $300,000 of the proceeds from the Financing for the payment of a senior officer of the Company.  The remaining proceeds will be used for working capital purposes.  The proceeds will not be used for the repayment of any other outstanding indebtedness of the Company or for the redemption or repurchase of any equity securities of the Company.

Restriction Period

For the period commencing on the Closing Date and ending on the date immediately following the ninety (90) day trading day anniversary of the effectiveness of the Registration Statement (the “Effective Date”), the Company shall not offer, sell, grant or otherwise dispose of any of its Common Stock (or the Common Stock of any of its subsidiaries) or securities exercisable or convertible into shares of Common Stock, debt, preferred stock or other instrument or security that is, at any time, convertible into or exchangeable or exercisable for shares of Common Stock, or securities exercisable to convertible into shares of Common Stock (a “Subsequent Placement”).  In addition to the foregoing restrictions, for a period of one (1) year after the Closing Date, the Investors have a right to participate in any Subsequent Placement; except that the foregoing restrictions shall not apply to certain issuances of the Company’s securities, including, without limitation, issuances (i) under an approved equity incentive plan (limited to 15% of the issued and outstanding shares of Common Stock immediately prior to the Closing Date), and (ii) in connection with mergers, acquisitions, strategic business partnerships or joint ventures, in each case with non-affiliated third parties.

Description of the Securities Under the Financing

Notes

The Notes issued under the Financing are 2-year senior convertible notes with an aggregate principal amount of $10 million.  The Notes will accrue interest at a rate of 6% per annum beginning on January 21, 2010 (the “Issuance Date”), which will be paid on January 15, April 15, July 15, and October 15 of each year to the record Holder of each Note on the Interest Date.  The interest accrued is payable in Interest Shares, although the Company may, at its option and upon written notice to each Holder of the Notes, make such interest payments in cash or in a combination of cash and Interest Shares.  If a Note is converted prior to maturity, the Company will pay the Holder an amount equal to the total interest that would accrue on the Note from the Closing Date through maturity, less any interest payments already made with respect to the converted Note.

Conversion and Conversion Price Adjustments

Any Holder of a Note is entitled to convert the Note into fully paid and nonassessable Conversion Shares at any time by delivery of a notice of conversion to the Company (“Conversion Notice”).  On or before the third trading day after receipt of the Conversion Notice, the Company shall deliver to the Holder such number of Conversion Shares to which the Holder is entitled pursuant to the conversion. The number of Conversion Shares the Holder will receive upon conversion of the Notes shall be determined by dividing the amount of principal being converted plus any accrued and unpaid interest (“Conversion Amount”) by the conversion price effective at the time of the conversion (the “Conversion Price”, and such calculation, the “Conversion Rate”).

The Notes have an initial Conversion Price of $6.25.  The Conversion Price may be reset on the twenty-first (21st) consecutive trading day following (i) the date on which a Registration Statement registering all the shares of Common Stock issuable pursuant  to the terms of the Notes and Warrants (the “Registrable Securities”) is declared effective by the SEC, or (ii) if earlier, each of

•	the date the Registrable Securities may first be sold under Rule 144; and

•	the date that any of the Registrable Securities are registered in a Registration Statement.

If the Conversion Price is subject to adjustment as set forth above, it shall be reset to the lower of:

•	the then-existing Conversion Price; and

•	90% of the average of the volume weighted average prices for each of the preceding ten complete consecutive trading days.

At no time, however, shall the Conversion Price be reset below $2.75 per share as a result of the foregoing adjustment.

The Conversion Price may also subject to adjustment upon any change of control of the Company, any subdivision or combination of any one or more classes of Common Stock, or any issuance or sale by the Company of any shares of Common Stock at a price lower than the effective Conversion Price immediately prior to such issuance or sale (a “Dilutive Issuance”).

Rights Under the Notes

Purchase Rights

The Holders of the Notes are entitled to purchase rights in the event the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock.  Each Holder shall be entitled to acquire such number of additional securities which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Note.

Redemption Rights of the Holders

At their option, the Holders of the Notes are entitled to redemption rights on all or any portion of the Notes upon the occurrence of (a) a change of control of the Company or (b) certain triggering events constituting an event of default, such as, without limitation:

•	failure of the Company to file or maintain a Registration Statement under which the Holders may sell any securities issuable or exercisable under the Financing;

•	suspension from trading of the Common Stock;

•	failure by the Company to convert the Notes into Conversion Shares within five days of the conversion date;

•	failure by the Company to pay interest or other amounts due on the Notes;

•	failure to remove any restrictive legend on the certificates of the Conversion Shares; and

•
suspension from trading or failure of the Common Stock to be listed on a national securities exchange for a period of five (5) consecutive trading days or for more than an aggregate of ten (10) trading days in any 365-day period).

Redemption Rights of the Company

Any principle amount of the Notes outstanding at maturity will be redeemed by the Company for the Conversion Amount at such time.  The Company is entitled to redeem, at any time after the six (6) month anniversary of the Effective Date (or such date that all of the securities issued or issuable under the Financing are eligible for resale), all, but not less than all, of the Conversion Amount remaining under the Notes if the closing sale price of the Common Stock listed on the principal market on which the Common Stock is sold exceeds 175% of the Conversion Price for fifteen (15) consecutive trading days and certain other conditions as set forth in the Notes are met.  The Company is also entitled to call the Notes for redemption at any time after the six (6) month anniversary of the Effective Date, and upon delivery of a call redemption notice to the Holders of the Notes, shall pay the Holders an amount of cash equal to 125% of the sum of any Conversion Amount being redeemed plus any accrued and unpaid interest.

Miscellaneous

The Holders of the Notes are not entitled to voting rights in their capacities as such, except as required by law.

Reservation of Shares of Common Stock

Pursuant to the terms of the Financing, the Company shall, with respect to each of the Notes, initially reserve a number of shares of Common Stock equal to 130% of the entire Conversion Rate with respect to the entire Conversion Amount of each Note as of the Issuance Date.  Thereafter, the Company shall take all actions necessary to reserve and keep available out of its authorized and unissued Common Stock such number of shares of Common Stock equal to 130% of the number of shares of Common Stock necessary to effect the conversion of all of the Notes then outstanding.

Warrants

The Warrants issued under the Financing have a term of three (3) years and are immediately exercisable upon issuance into an aggregate of 800,000 fully paid and nonassessable Exercise Shares at an exercise price of $6.5625 per share (the “Exercise Price”).

Exercise and Exercise Price Adjustments

The Holders may exercise the Warrants at any time by delivering to the Company a written notice of exercise and payment of an amount equal to the effective Exercise Price (as of the date of exercise) multiplied by the number of Exercise Shares as to which the Warrant is being exercised.  Upon receipt of the notice of exercise and payment, the Company shall issue and deliver to the Holder such number of Exercise Shares to which the Holder is entitled pursuant to the exercise.

The Exercise Price may be reset on twenty-first (21st) consecutive trading day following (i) the date on which a Registration Statement registering all the Registrable Securities is declared effective by the SEC, or (ii) if earlier, each of

•	the date the Registrable Securities may first be sold under Rule 144; and

•	the date that any of the Registrable Securities are registered in a Registration Statement.

If the Conversion Price is subject to adjustment as set forth above, it shall be reset to the lower of:

•	the then-existing Exercise Price; and

•	110% of the average of the volume weighted average prices for each of the preceding ten (10) complete consecutive trading days.

At no time, however, shall the Exercise Price be reset below $3.00 per share as a result of the foregoing adjustment.

The Exercise Price is also subject to adjustment in the event the Company, at any time after the Issuance Date, pays a stock dividend on, subdivides or combines one or more classes of its then outstanding shares of Common Stock, or issues or sells any shares of Common Stock pursuant to a Dilutive Issuance.

Simultaneously with any adjustment to the Exercise Price, the number of Exercise Shares that may be purchased upon exercise of the Warrants shall be increased or decreased proportionally, such that after such adjustment, the aggregate Exercise Price payable for the adjusted number of Exercise Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment of the number of Exercise Shares that may be purchased upon exercise of the Warrants.

Rights Under the Warrants

Participation Rights

The Holders of the Warrants are entitled to participate in any dividend or other distribution of assets, or rights to acquire assets, the Company makes to holders of shares of Common Stock, and the Holders are entitled to participation rights in the event the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock, to the same extent that each Holder would have participated if such Holder had held the number of Exercise Shares acquirable upon complete exercise of the Warrants immediately before the date on which record is taken for such a distribution.

Cashless Exercise

The Holders of the Warrants are entitled to a cashless exercise of the Warrants if, at the time of the exercise of the Warrants, a Registration Statement is not effective for the resale by the Holder of all of the Exercise Shares.

Miscellaneous

The Holders of the Warrants, solely in their capacities as such, are not entitled to vote or receive dividends or be deemed the holder of any share capital of the Company, and Holders do not have any rights of a stockholder of the Company, including any right to vote, give or withhold consent to any corporate action, receive notice of meetings, receive dividends or subscription rights or otherwise prior to the exercise of the Warrants.

Reservation of Shares of Common Stock

Pursuant to the terms of the Financing, the Company shall at all times keep reserved for issuance under the Warrants such number of shares of Common Stock as shall be necessary to satisfy the Company’s obligations to issue Exercise Shares thereunder.  If at any time the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligations under the Warrants, the Company shall take all action necessary to increase the number of authorized shares of Common Stock to a sufficient amount.

Common Stock

Holders of shares of Common Stock are entitled to share, on a ratable basis, such dividends as may be declared by the Board out of funds legally available therefor. Upon liquidation, dissolution or winding up of the Company, after payment to creditors, the Company’s assets will be divided pro rata on a per share basis among the holders of the Common Stock.

Each share of Common Stock entitles the holders thereof to one vote. Holders of Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors if they choose to do so, and, in such event, the holders of the remaining shares will not be able to elect any directors. The Bylaws of the Company require that only a majority of our issued and outstanding shares need be represented to constitute a quorum and to transact business at a stockholders' meeting. Our Common Stock has no preemptive, subscription or conversion rights and is not redeemable by the Company.

FINANCIAL STATEMENTS AND SUPPLEMENTARY FINANCIAL INFORMATION

KANDI TECHNOLOGIES, CORP.
AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED
DECEMBER 31, 2008 AND 2007

CONTENTS

PAGE F-1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGES F-2-3	CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2008 AND 2007

PAGES F-4-5	CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME FOR THE YEARS ENDEDDECEMBER 31, 2008 AND 2007

PAGE F-6	CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

PAGES F-7-8	CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

PAGES F-9-24	NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of:
Kandi Technologies Corp. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Kandi Technologies Corp. and subsidiaries (the “Company”) as of December 31, 2008 and 2007, and the related consolidated statements of income and comprehensive income, changes in shareholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

We were not engaged to examine management’s assertion about the effectiveness of the Company’s internal control over financial reporting as of December 31, 2008 included in the Company’s Item 9A “Controls and procedures” in the Annual Report on Form 10-K and, accordingly, we do not express an opinion thereon.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Kandi Technologies Corp. and subsidiaries as of December 31, 2008 and 2007 and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting policies generally accepted in the United States of America.

/s/ Weinberg & Company, P.A.
Weinberg & Company, P.A.
Boca Raton, Florida
March 6, 2009

KANDI TECHNOLOGIES, CORP.

AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

ASSETS

	December 31,	December 31,
	2008	2007

CURRENT ASSETS
Cash and cash equivalents	$141,380	$1,149,140
Restricted cash	12,550,685	1,367,222
Accounts receivable, net of allowance for doubtful accounts of $7,123 and $3,701 as of December 31, 2008 and December 31, 2007, respectively	7,715,081	11,401,367
Inventories	3,207,571	3,293,529
Notes receivable	13,235,961	47,853
Other receivables	289,315	416,454
Prepayments and prepaid expenses	60,017	17,774
Due from employees	19,805	9,932
Discontinued operation	-	15,000,567
Total Current Assets	37,219,815	32,703,838

LONG-TERM ASSETS
Plant and equipment, net	20,832,549	10,427,176
Land use rights, net	9,368,403	385,539
Construction in progress	1,913,456	1,321,832
Deposit for acquisition	-	12,270,859
Deferred taxes	265,243	108,495
Discontinued operation	-	506,526
Total Long-Term Assets	32,379,651	25,020,427

TOTAL ASSETS	$69,599,466	$57,724,265

See notes to consolidated financial statements

KANDI TECHNOLOGIES, CORP.

AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS’ EQUITY

	December 31,	December 31,
	2008	2007
CURRENT LIABILITIES
Accounts payable	$9,371,105	$6,333,057
Other payables and accrued expenses	1,151,245	378,675
Short-term bank loans	26,115,375	20,869,862
Customer deposits	676,548	483,320
Notes payable	13,081,026	1,476,600
Due to employees	10,502	310
Due to related party	623,767	-
Deferred taxes	139,500	-
Discontinued operation	-	15,138,249
Total Current Liabilities	51,169,068	44,680,073

LONG-TERM LIABILITIES
Discontinued operation	-	2,651
Total Long-Term Liabilities	-	2,651

TOTAL LIABILITIES	51,169,068	44,682,724

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value; 100,000,000 shares authorized; 19,961,000 and 19,961,000 shares issued and outstanding at December 31, 2008 and December 31, 2007, respectively	19,961	19,961
Additional paid-in capital	7,138,105	7,138,105
Retained earnings (the restricted portion is $534,040 and $0 at December 31, 2008 and December 31, 2007, respectively)	10,047,198	5,125,120
Accumulated other comprehensive income	1,225,134	758,355
TOTAL STOCKHOLDERS’ EQUITY	18,430,398	13,041,541
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$69,599,466	$57,724,265

See notes to consolidated financial statements

KANDI TECHNOLOGIES, CORP.

AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007
REVENUES, NET	$40,513,788	$33,434,662

COST OF GOODS SOLD	30,919,868	26,244,696

GROSS PROFIT	9,593,920	7,189,966

Research and development	839,989	108,399
Selling and marketing	477,413	730,609
General and administrative	1,836,394	936,224
INCOME FROM CONTINUING OPERATIONS	6,440,124	5,414,734

Interest expense, net	(2,017,323)	(1,115,132)
Government grants	64,595	-
Forfeiture of customer deposits	6,186	505,207
Forgiveness of debt	10,049	161,834
Other, net	100,331	143
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	4,603,962	4,966,786

INCOME TAX (EXPENSE) BENEFIT	(9,605)	391,760

INCOME FROM CONTINUING OPERATIONS	4,594,357	5,358,546

DISCONTINUED OPERATION

Loss from discontinued operation	(33,398)	(329,450)
Gain from disposition of discontinued operation	361,119	-

NET GAIN (LOSS) FROM DISCONTINUED OPERATION	327,721	(329,450)

NET INCOME	4,922,078	5,029,096

OTHER COMPREHENSIVE INCOME

Foreign currency translation	466,779	443,810

See notes to consolidated financial statements

KANDI TECHNOLOGIES, CORP.

 AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007

COMPREHENSIVE INCOME	$5,388,857	$5,472,906

WEIGHTED AVERAGE SHARES OUTSTANDING BASIC AND DILUTED	19,961,000	16,056,838

INCOME PER SHARE FROM CONTINUING OPERATIONS, BASIC AND DILUTED	$0.23	$0.33

INCOME (LOSS) PER SHARE FROM NET GAIN (LOSS) FROM DISCONTINUED OPERATION, BASIC AND DILUTED	$0.02	$(0.02)

NET INCOME PER SHARE, BASIC AND DILUTED	$0.25	$0.31

See notes to consolidated financial statements

KANDI TECHNOLOGIES, CORP.

AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	Common Stock		Additional Paid-	Retained	Accumulated Other Comprehensive
	Shares	Par Value	in Capital	Earnings	Income	Total
BALANCE AT JANUARY 1, 2007	12,000,000	$12,000	$7,154,193	$96,024	$392,463	$7,654,680

Recapitalization	7,961,000	7,961	(16,088)	-	-	(8,127)

Foreign currency translation gain	-	-	-	-	662,403	662,403

Income tax expense related to other comprehensive income	-	-	-	-	(296,511)	(296,511)

Net income	-	-	-	5,029,096	-	5,029,096

BALANCE AT DECEMBER 31, 2007	19,961,000	$19,961	$7,138,105	$5,125,120	$758,355	$13,041,541

Foreign currency translation gain	-	-	-	-	466,779	466,779

Net income	-	-	-	4,922,078	-	4,922,078

BALANCE AT DECEMBER 31, 2008	19,961,000	$19,961	$7,138,105	$10,047,198	$1,225,134	$18,430,398

See notes to consolidated financial statements

KANDI TECHNOLOGIES, CORP.

AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,922,078	$5,029,096
Net (gain) loss from discontinued operation	(327,721)	329,450
Income from continuing operations	4,594,357	5,358,546
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,976,369	1,321,382
Provision for doubtful accounts	5,308	3,701
Loss on disposal of fixed assets	-	35,049
Deferred taxes	9,605	(391,760)
Forgiveness of debt	(10,049)	(161,834)
Forfeiture of customer deposits	(6,186)	(505,207)

Changes in operating assets and liabilities, net of effects of acquisition:
(Increase) Decrease In:
Accounts receivable	3,680,979	(4,615,544)
Inventories	85,959	2,169,649
Other receivables	127,137	241,555
Due to employees	320	174,598
Prepayments and prepaid expenses	(42,243)	266,056

Increase (Decrease) In:
Accounts payable	3,048,097	522,919
Other payables and accrued liabilities	772,570	116,359
Customer deposits	199,412	478,249
Net cash provided by operating activities from continuing operations	14,441,635	5,013,718
Net cash provided by operating activities from discontinued operation	706,030	2,813,423
Net cash provided by operating activities	15,147,665	7,827,141

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of plant and equipment	(482,581)	(2,821,010)
Addition to construction in progress	(8,427,605)	(1,334,438)
Reverse merger with SMOU, net of cash acquired	-	373
Purchase of a subsidiary, net of cash acquired	(44,129)	-
Issuance of notes receivable	(19,284,461)	(5,638,027)
Proceeds from disposal of fixed assets	121,443	-
Repayments of notes receivable	6,096,353	5,937,746
Deposit for acquisition	-	(12,270,859)
Net cash used in investing activities from continuing operations	(22,020,980)	(16,126,215)
Net cash provided by investing activities frm discontinued operation	-	88,746
Net cash used in investing activities	(22,020,980)	(16,037,469)

See notes to consolidated financial statements

KANDI TECHNOLOGIES, CORP.

AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007
CASH FLOWS FROM FINANCING ACTIVITIES:
Restricted cash	(11,183,462)	(1,367,222)
Proceeds from short-term bank loans	37,099,213	26,902,520
Repayments of short-term bank loans	(31,853,701)	(15,631,588)
Proceeds from notes payable	13,063,385	1,476,600
Repayments of notes payable	(1,458,959)	(117,057)
Repayments of advances to related parties	623,767	17,288
Net cash provided by financing activities from continuing operations	6,290,243	11,280,541
Net cash used in financing activities from discontinued operation	-	(2,935,797)
Net cash provided by financing activities	6,290,243	8,344,744

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(583,072)	134,416
Effect of exchange rate changes on cash	(424,688)	649,157
Cash and cash equivalents at beginning of year	1,149,140	365,567
CASH AND CASH EQUIVALENTS AT END OF YEAR	$141,380	$1,149,140

SUPPLEMENTARY CASH FLOW INFORMATION
Income taxes paid	$-	$-
Interest paid	$2,204,006	$1,007,597

SUPPLEMENTAL NON-CASH DISCLOSURES:

1.	During the year ended December 31, 2008 and 2007, $7,835,980 and $319,763 were transferred from construction in progress to plant and equipment, respectively.

2.
On June 24, 2008, the Company acquired 100% interest of Zhejiang Kandi Special Vehicles Co., Ltd. ("KSV") for $12,314,988 in cash and KSV became a 100% owned subsidiary of the Company. The following represents the assets purchased and liabilities assumed at the acquisition date:

Plant and equipment, net	$3,200,615
Land use rights, net	9,114,373
Total assets purchased	12,314,988

Total liabilities assumed	-

Total net assets	$12,314,988

Share percentage	100%

Net assets acquired	$12,314,988

Total consideration paid (including the deposit of $12,270,859 paid in 2007)	$12,314,988

See notes to consolidated financial statements

KANDI TECHNOLOGIES, CORP.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 1 – ORGANIZATION AND PRINCIPAL ACTIVITIES

Stone Mountain Resources, Inc. (“Stone Mountain”) was incorporated under the laws of the State of Delaware on March 31, 2004. On June 29, 2007, Stone Mountain Resources, Inc. changed its name to Kandi Technologies, Corp. (the “Company”).

On June 29, 2007, pursuant to the share exchange agreement between Stone Mountain Resources, Inc., Continental Development Limited, (“Continental”) and Excelvantage (Continental’s sole shareholder), Stone Mountain issued 12,000,000 shares of its common stock to Excelvantage, in exchange for 100% of the common stock of Continental. As a result of the share exchange, Continental became a wholly-owned subsidiary of Stone Mountain. The Company conducts its operations through its wholly owned subsidiary, Zhejiang Kandi Vehicles Co. Ltd., a People’s Republic of China (“PRC”) company.

The Company closed on its acquisition of 100% shares of KSV on June 24, 2008 after which KSV became a wholly-owned subsidiary of the Company. The acquisition was accounted for as purchase in accordance with Statements of Financial Accounting Standards (“SFAS”) No. 141 “Business Combinations”.  The consolidated statements of income include the result of operations of KSV from the acquisition date through December 31, 2008.

On May 9, 2008, the Company sold Zhejiang Yongkang Top Import & Export Co., Ltd. (“Dingji”), a subsidiary, to certain individuals. In accordance with SFAS 144, “Accounting for the Impairment or Disposal of Long−Lived Assets,” the results of operations of Dingji as of May 9, 2008 are removed from the detailed financial statement line items to the “discontinued operation” of the Company’s financial statements.

The primary operations of the Company and its subsidiaries are the design, development, manufacturing, and commercializing of all-terrain vehicles, go-karts, and specialized automobile related products for the PRC and global export markets. Sales are made to dealers in Asia, North America, Europe and Australia.

NOTE 2 – LIQUIDITY

While the Company had net income of $4,922,078 and cash flows from operations of $15,147,665 for the year ended of December 31, 2008, the Company also had a working capital deficit of $13,949,253 at December 31, 2008, which was principally due to the Company using the cash proceeds borrowed from short-term loans to invest in fixed assets and land use rights. The Company has a credit line of $21,322,693 from commercial banks, of which $10,504,509 was used at December 31, 2008. Subsequent to December 31, 2008, the Company collected approximately $10 million of its notes receivable. The Company expects to collect the remaining notes receivable by June 30, 2009 according to written agreements.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Principles of Consolidation

The consolidated financial statements include the accounts of the Company and the following subsidiaries:

(i)	Continental Development Ltd., (“Continental”) (100% subsidiary of the Company)
(ii)	Zhejiang Kandi Vehicles Co. Ltd., (“Kandi”) (100% subsidiary of Continental)
(iii)
Zhejiang Yongkong Top Import and Export Co. Ltd., (“Dingji”) (100% subsidiary of Kandi) As of May 9, 2008, Dingji was sold and is presented in the financial statements as a discontinued operation. Also see Note 14.

(iv)	Kandi Special Vehicle Co. Ltd., (“KSV”) (100% subsidiary of the Company)

Intercompany accounts and transactions have been eliminated in consolidation.

KANDI TECHNOLOGIES, CORP.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

(b)	Concentrations

The Company’s major customers for the years ended December 31, 2008 and 2007, accounted for the following percentages of total sales and accounts receivable as follows:

	Sales		Accounts Receivable
Major Customers	2008	2007	December 31, 2008	December 31, 2007
Company A	75%	-	52%	-
Company B	7%	18%	1%	40%
Company C	6%	15%	8%	19%
Company D	-	14%	-	11%
Company E	2%	8%	9%	8%
Company F	1%	5%	1%	7%

The Company’s major suppliers for the years ended December 31, 2008 and 2007, accounted for the following percentage of total purchases and accounts payable as follows:

	Purchases		Accounts Payable
Major Suppliers	2008	2007	December 31, 2008	December 31, 2007
Company G	79%	2%	9%	7%
Company H	2%	2%	4%	6%
Company I	4%	2%	4%	5%
Company J	4%	4%	4%	5%
Company K	1%	1%	3%	4%

(c)	Economic and Political Risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC economy.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with the political, economic and legal environment and foreign currency exchange, among other things. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

(d)	Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made, actual results could differ materially from those estimates.

(e)	Fair Value of Financial Instruments

The Company’s financial instruments include cash and cash equivalents, restricted cash, accounts receivable, notes receivable, due from related parties, prepayments and prepaid expenses, other receivables, due from employees, accounts payable, due to employees, other payables and accrued liabilities, notes payable, short-term bank loans, and customer deposits. Management has estimated that the carrying amount approximates fair value due to their short-term nature.

KANDI TECHNOLOGIES, CORP.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

(f)	Cash and Cash Equivalents

For financial reporting purposes, the Company considers all highly liquid investments purchased with original maturity of three months or less to be cash equivalents.

Restricted cash at December 31, 2008 and 2007 represents time deposits on account to secure short-term bank loans and notes payable. Also see Note 9 and Note 10.

(g)	Inventories

Inventories are stated at the lower of cost or net realizable value (market value). The cost of raw materials is determined on the basis of weighted average. The cost of finished goods is determined on the weighted average basis and comprises direct materials, direct labor and an appropriate proportion of overhead.

Net realizable value is based on estimated selling prices less any further costs expected to be incurred for completion and selling expense.

(h)	Accounts Receivable

Accounts receivable are recognized and carried at original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. At December 31, 2008 and 2007, the Company has an allowance for doubtful accounts of $7,123 and $3,701, respectively.

(i)	Prepayments

Prepayments represent cash paid in advance to suppliers for raw materials purchases.

(j)	Plant and Equipment

Plant and equipment are carried at cost less accumulated depreciation and amortization. Depreciation is provided over their estimated useful lives, using the straight-line method. Leasehold improvements are amortized over the life of the asset or the term of the lease, whichever is shorter.  Estimated useful lives are as follows:

Buildings	30 years
Machinery	10 years
Motor vehicles	5 years
Office equipment	5 years
Moulds	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to expense as incurred, whereas significant renewals and betterments are capitalized. Also see Note 8.

KANDI TECHNOLOGIES, CORP.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

(k)	Construction in Progress

Construction in progress represents direct costs of construction or the acquisition cost of buildings or machinery and design fees. Capitalization of these costs ceases and the construction in progress is transferred to plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided until the assets are completed and ready for their intended use.

(l)	Land Use Rights

According to the laws of China, land in the PRC is owned by the Government and cannot be sold to an individual or a company.  However, the government grants the user a “land use right” to use the land.   The land use rights granted to the Company are being amortized using the straight-line method over the lease term of fifty years.

(m)	Impairment of Long-Term Assets

Long-term assets of the Company are reviewed annually as to whether their carrying value has become impaired, pursuant to the guidelines established in SFAS No. 144. The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from the related operations.  The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. There were no impairments in 2008 and 2007.

(n)	Revenue Recognition

Revenue represents the invoiced value of goods sold, recognized upon the shipment of goods to customers. Revenue is recognized when all of the following criteria are met:

à	Persuasive evidence of an arrangement exists,
à	Delivery has occurred or services have been rendered,
à	The seller's price to the buyer is fixed or determinable, and
à	Collectibility is reasonably assured.

The majority of the Company’s revenue results from sales contracts with distributors and revenue are recorded upon the shipment of goods. Management conducts credit background checks for new customers as a means to reduce the subjectivity of assuring collectibility.

(o)	Government Grants

Grants received from the PRC Government for assisting in the Company’s technical research and development efforts are netted against the relevant research and development costs incurred when the proceeds are received or collectible.

During 2008 and 2007, $64,595 and $0 was received from the PRC Government as a reward for the Company’s contribution to the local economy.

KANDI TECHNOLOGIES, CORP.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

(p)	Research and Development

Expenditures relating to the development of new products and processes, including significant improvements to existing products are expensed as incurred.  Research and development expenses were $839,989 and $108,399 for the years ended December 31, 2008 and 2007, respectively.

(q)	Retirement Benefits

Retirement benefits in the form of contributions under defined contribution retirement plans to the relevant authorities are charged as expenses as incurred. The retirement benefits expense for 2008 and 2007 are $69,990 and $79,628 respectively and are included in general and administrative expenses.

(r)	Taxes

Deferred tax assets and liabilities are recognized for the future tax consequence attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of income in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

(s)	Foreign Currency Translation

The accompanying consolidated financial statements are presented in United States dollars. The functional currency of the Company is the Renminbi (RMB). Capital accounts of the consolidated financial statements are translated into United States dollars from RMB at their historical exchange rates when the capital transactions occurred.

Assets and liabilities are translated at the exchange rates as of balance sheet date. Income and expenditures are translated at the average exchange rate of the year.

	2008	2007
Year end RMB: US$ exchange rate	6.8542	7.3141
Average yearly RMB: US$ exchange rate	7.0842	7.5614

(t)	Comprehensive Income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. Comprehensive income includes net income and the foreign currency translation gain, net of tax.

(u)	Segments

The Company operates in one business segment: the development, manufacturing, and commercialization of all-terrain vehicles, go-karts, and special automobile related products. Also see Note 15.

KANDI TECHNOLOGIES, CORP.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

 NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

(v)      Stock-Based Compensation

The Company’s stock-based compensation is recorded in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123R.

The Company estimates fair value of restricted stock based on the number of shares granted and the quoted price of the Company’s Common Stock on the date of grant. The fair value of stock options is estimated using the Black-Scholes model. The Company’s expected volatility assumption is based on the historical volatility of Company’s stock. The expected life assumption is primarily based on historical exercise patterns and post-vesting termination behavior. The risk-free interest rate for the expected term of the option is based on the U.S. treasury yield curve in effect at the time of grant. There were no estimated forfeitures as the current options outstanding were only issued to founders and senior management of the Company. SFAS No. 123R requires forfeitures to be estimated at the time of grant and revised in subsequent periods, if necessary, if actual forfeitures differ from those estimates.

(w)     Earnings Per Share

Basic earnings per share is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no potentially dilutive securities for 2008 and 2007.

(x)      Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141 (R), Business Combinations. SFAS No. 141 (R) requires an acquirer to measure the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquire at their fair values on the acquisition date, with goodwill being the excess value over the net identifiable assets acquired. The calculation of earnings per share will continue to be based on income amounts attributable to the parent. SFAS No.141 (R) is effective for financial statements issued for fiscal years beginning after December 15, 2008. Early adoption is prohibited. SFAS 141(R) will significantly affect the accounting for future business combinations and we will determine the accounting as new combinations are determined.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements. This Statement establishes accounting and reporting standards that require the ownership interests in subsidiaries’ non-parent owners be clearly presented in the equity section of the balance sheet; requires the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income; requires that changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently; requires that when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value and the gain or loss on the deconsolidation of the subsidiary be measured using the fair value of any noncontrolling equity; requires that entities provide disclosures that clearly identify the interests of the parent and the interests of the noncontrolling owners. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after December 15, 2008. The Company has not determined the impact, if any, SFAS No. 160 will have on its financial statements.

In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities" ("SFAS No. 161"), which amends SFAS No.133 and expands disclosures to include information about the fair value of derivatives, related credit risks and a company's strategies and objectives for using derivatives. SFAS No. 161 is effective for fiscal periods beginning on or after November 15, 2008. The Company is currently in the process of assessing the impact that SFAS No. 161 will have on the disclosures in its financial statements.

KANDI TECHNOLOGIES, CORP.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 4 – INVENTORIES

Inventories are summarized as follows:

	December 31, 2008	December 31, 2007
Raw materials	$988,426	$1,534,448
Work-in-progress	1,980,413	1,402,073
Finished goods	238,732	357,008
Total inventories	$3,207,571	$3,293,529

NOTE 5 – NOTES RECEIVABLE

Notes receivable consist of the following:

	December 31, 2008	December 31, 2007
Notes receivable from unrelated companies:
Due March 31, 2009, interest at 7.2% per annum (subsequently settled on its due date)	$3,928,997	$-
Due April 29, 2009, interest at 7.2% per annum	729,480	-
Due June 30, 2009, interest at 5.31% per annum	8,147,091	-
Notes receivable from unrelated companies	12,805,568	-

Bank acceptance notes:
Due January 5, 2009 (subsequently settled on its due date)	430,393	47,853
Bank acceptance notes	430,393	-
Notes receivable	$13,235,961	$47,853

Notes receivable from unrelated companies are unsecured.

NOTE 6 – DUE TO/FROM RELATED PARTIES

(I)       Due To Related Party

		2008	2007
ELIL	(a)	$623,767	$-
Total due to related party		$623,767	$-

(II)     Due To Employees

		2008	2007
Current		$10,502	$310
Total due to employees	(b)	$10,502	$310

(III)    Due From Employees

		2008	2007
Current		$19,805	$9,932
Total due from employees	(c)	$19,805	$9,932

KANDI TECHNOLOGIES, CORP.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 6 – DUE TO/FROM RELATED PARTIES (CONT.)

(a)	Ever Lotts Investment Limited (“ELIL”), is owned by a shareholder of the Company.

(b)	Total amounts due to employees are interest-free, unsecured and have no fixed repayment term.

(c)
Total amounts due from employees are interest-free, unsecured and have no fixed repayment term. The Company provides these advances for business-related purposes only, including for the purchases of raw materials and business-related travel in the ordinary course of business.

NOTE 7 – LAND USE RIGHTS

Land use rights consist of the following:

	December 31, 2008	December 31, 2007
Cost of land use rights	$9,575,316	$460,943
Less: Accumulated amortization	(206,913)	(75,404)
Land use rights, net	$9,368,403	$385,539

As of December 31, 2008 and 2007, the net book value of land use rights pledged as collateral for bank loans was $374,454 and $385,539, respectively. Also see Note 9.

As of December 31, 2008 and 2007, the net book value of land use rights pledged as collateral for bank loans borrowed by Zhejiang Mengdeli Electronic Co., Ltd (“ZMEC”), an unrelated party of the Company, was $8,993,949 and $0, respectively. Also see Notes 9 and 12.

On June 24, 2008, the Company acquired a land use right, which expires on December 31, 2053, with a net book value of $9,114,373 in the acquisition of KSV. Also see Note 13.

Amortization expense for the years ended December 31, 2008 and 2007 was $131,509 and $10,386, respectively.

Amortization expense for the next five years and thereafter is as follows:

2009	$135,921
2010	135,921
2011	135,921
2012	135,921
2013	135,921
Thereafter	8,688,798
Total	$9,368,403

KANDI TECHNOLOGIES, CORP.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 8 – PLANT AND EQUIPMENT

Plant and equipment consist of the following:

	December 31, 2008	December 31, 2007
At cost:
Buildings	$8,139,972	$3,911,944
Machinery and equipment	9,150,387	8,572,451
Office equipment	107,574	93,840
Transportation	166,203	254,885
Moulds	9,590,519	1,742,124
	27,154,655	14,575,244
Less : Accumulated depreciation
Buildings	(664,872)	(428,834)
Machinery and equipment	(4,677,133)	(3,520,084)
Office equipment	(85,826)	(64,427)
Transportation	(67,049)	(43,764)
Moulds	(827,226)	(90,959)
	(6,322,106)	(4,148,068)
Plant and equipment, net	$20,832,549	$10,427,176

As of December 31, 2008 and 2007, the net book value of plant and equipment pledged as collateral for bank loans was $1,404,236 and $1,652,616, respectively. Also see Note 9.

On June 24, 2008, the Company acquired plant and equipment with a fair value of $3,200,615 in the acquisition of KSV. Also see Note 13. Depreciation expense for the years ended December 31, 2008 and 2007 was $1,844,860 and $1,310,996, respectively.

Application for ownership certificates of two buildings with a net book value of $3,415,369 is in process. The Company’s legal counsel has confirmed the ownership of the two buildings by the Company. Currently the application for the certificate of the buildings is expected to be completed in 2009.

NOTE 9 – SHORT TERM BANK LOANS

Short term bank loans consist of the following:

	December 31, 2008	December 31, 2007

Loans from ICBC-Exploration Zone Branch

Monthly interest only payments at 7.29% per annum, due November 24, 2008, secured by the assets owned by the Company. Also see Notes 7 and 8. (subsequently repaid on its due date)	$-	$546,889

Monthly interest only payments at 6.57% per annum, due April 10, 2008, secured by the assets owned by the Company. Also see Notes 7 and 8. (subsequently repaid on its due date)	-	683,611

Monthly interest only payments at 6.57% per annum, due June 5, 2008, secured by the assets owned by the Company. Also see Notes 7 and 8. (subsequently repaid on its due date)	-	683,611

KANDI TECHNOLOGIES, CORP.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 9 – SHORT TERM BANK LOANS (CONT.)

Monthly interest only payments at 7.29% per annum, due September 5, 2008, secured by the assets owned by the Company. Also see Notes 7 and 8. (subsequently repaid on its due date)	-	410,167

Monthly interest only payments at 7.29% per annum, due September 5, 2008, secured by the assets owned by the Company. Also see Notes 7 and 8. (subsequently repaid on its due date)	-	369,150

Monthly interest only payments at 7.29% per annum, due October 16, 2008, secured by the assets owned by the Company. Also see Notes 7 and 8. (subsequently repaid on its due date)	-	929,711

Monthly interest only payments at 7.29% per annum, due October 23, 2008, secured by the assets owned by the Company. Also see Notes 7 and 8. (subsequently repaid on its due date)	-	478,528

Monthly interest only payments at 6.21% per annum, due March 18, 2009. Collateralized by a time deposit. (subsequently repaid on its due date)	656,532	-

Monthly interest only payments at 6.21% per annum, due March 23, 2009. Collateralized by a time deposit. (subsequently repaid on its due date)	656,532	-

Monthly interest only payments at 7.84% per annum, due April 7, 2009, secured by the assets owned by the Company. Also see Notes 7 and 8.	729,480	-

Monthly interest only payments at 7.47% per annum, due June 4, 2009, secured by the assets owned by the Company. Also see Notes 7 and 8.	729,480	-

Monthly interest only payments at 7.47% per annum, due August 4, 2009, secured by the assets owned by the Company. Also see Notes 7 and 8.	437,688	-

Monthly interest only payments at 7.47% per annum, due September 2, 2009, secured by the assets owned by the Company. Also see Notes 7 and 8.	393,919	-

Monthly interest only payments at 6.93% per annum, due October 8, 2009, secured by the assets owned by the Company. Also see Notes 7 and 8.	437,688	-

Monthly interest only payments at 6.93% per annum, due October 14, 2009, secured by the assets owned by the Company. Also see Notes 7 and 8.	554,405	-

Monthly interest only payments at 6.93% per annum, due October 22, 2009, secured by the assets owned by the Company. Also see Notes 7 and 8.	510,636	-

Monthly interest only payments at 5.58% per annum, due December 4, 2009, secured by the assets owned by the Company. Also see Notes 7 and 8.	583,584	-

Loans from Commercial Bank-Jiangnan Branch

Monthly interest only payments at 7.58 % per annum, due January 10, 2008, secured by the assets owned by the Company. Also see Note 7 (subsequently repaid on its due date).	-	2,734,444

Monthly interest only payments at 7.67% per annum, due May 10, 2008, secured by the assets owned by the Company. Also see Note 7 (subsequently repaid on its due date).	-	1,367,222

Monthly interest only payments at 8.22% per annum, due May 9, 2009, secured by the assets owned by the Company. Also see Note 8.	1,458,959	-

KANDI TECHNOLOGIES, CORP.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 9 – SHORT TERM BANK LOANS (CONT.)

Monthly interest only payments at 8.22% per annum, due January 10, 2009, Guaranteed by Yongkang Tangxian Colour Metal Die-casting Company and pledge by Jingdezhen De'er Industrial Investment Co., Ltd. (subsequently repaid on its due date).	2,917,919	-

Loans from ICBC-Jinhua Branch

Monthly interest only payments at 6.88% per annum, due January 18, 2008. Guaranteed by Export Credit Insurance (subsequently repaid on its due date).	-	189,753

Monthly interest only payments at 6.58% per annum, due February 1, 2008. Guaranteed by Export Credit Insurance (subsequently repaid on its due date).	-	948,766

Monthly interest only payments at 6.88% per annum, due March 3, 2008. Guaranteed by Export Credit Insurance (subsequently repaid on its due date).	-	858,883

Monthly interest only payments at 7.88% per annum, due March 21, 2008. Guaranteed by Export Credit Insurance (subsequently repaid on its due date).	-	1,098,571

Loans from Huaxia Bank

Monthly interest only payments at 8.22% per annum, due December 24, 2008. Guaranteed by Yongkang Tangxian Colour Metal Die-casting Company (subsequently repaid on its due date).	-	2,734,444

Monthly interest only payments at 7.92% per annum, due September 12, 2009. Pledged by constructions in progress of Kandi Special Vehicles Co., Ltd, Jiangxi De'er Industrial Investment Co., Ltd. Guaranteed by Zhejiang Kandi Metal Manufacturing Company and Kandi Investment Group Co.	2,480,231	-

Loans from China Every-bright Bank

Monthly interest only payments at 7.18% per annum, due August 9, 2008. Guaranteed by Nanlong Group Co., Ltd and Zhejiang Mengdeli Electric Company (subsequently repaid on its due date).	-	4,101,668

Monthly interest only payments at 7.23% per annum, due February 5, 2009. Pledged office building of Mr.Hu Xiaoming and Ms Ling Yueping. Guaranteed by Nanlong Group Co., Ltd and Mr.Hu (subsequently repaid on its due date).	4,376,878	-

Loans from Shanghai Pudong Development Bank

Monthly interest only payments at 6.33% per annum, due February 14, 2008. Guaranteed by Nanlong Group Co., Ltd and Zhejiang Mengdeli Electric Company (subsequently repaid on its due date).	-	2,734,444

Monthly interest only payments at 6.72% per annum, due April 8, 2009. Collateralized by a time deposit.	1,313,064	-

Monthly interest only payments at 6.72% per annum, due April 9, 2009. Collateralized by a time deposit.	1,313,064	-

Monthly interest only payments at 7.28% per annum, due May 21, 2009, Guaranteed by Nanlong Group Co., Ltd. and Mr. Hu Xiaoming.	2,917,918	-

Loans from China Every-growing Bank

Monthly interest only payments at 7.62% per annum, due October 23, 2009. Guaranteed by Zhejiang Shuguang Industrial Co., Ltd, Zhejiang Mengdeli Electric Company and Mr.Hu Xiaoming.	2,917,918	-

KANDI TECHNOLOGIES, CORP.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 9 – SHORT TERM BANK LOANS (CONT.)

Loans from China Communication Bank-Jinhua Branch

Monthly interest only payments at 8.96% per annum, due February 18, 2009. Guaranteed by Zhejiang Shuguang Industrial Co., Ltd. and Mr. Hu Xiaoming. (subsequently repaid on its due date)	729,480	-

Total	$26,115,375	$20,869,862

Interest expense for short-term bank loans for 2008 and 2007 was $2,140,519 and $1,103,489, respectively.

As of December 31, 2008, the Company’s aggregated amount of short-term bank loans that are guaranteed by third parties is $16,340,344, among which $2,917,918 is guaranteed by Zhejiang Mengdeli Electric Company whose bank loans of $6,245,820 are also guaranteed by the Company. Also see Notes 7 and 12.

NOTE 10 – NOTES PAYABLE

Notes payable consist of the following:

	December 31, 2008	December 31, 2007
Bank acceptance notes:
Due September 18, 2008 (subsequently settled on its due date)	$-	$683,611
Due April 17, 2008 (subsequently settled on its due date)	-	683,611
Due November 8, 2008 (subsequently settled on its due date)	-	109,378
Due January 18, 2009 (subsequently settled on its due date)	1,458,959	-
Due January 31, 2009 (subsequently settled on its due date)	875,378	-
Due March 17, 2009 (subsequently settled on its due date)	1,458,959	-
Due March 17, 2009 (subsequently settled on its due date)	4,376,878	-
Due March 18, 2009 (subsequently settled on its due date)	729,480	-
Due March 23, 2009 (subsequently settled on its due date)	1,458,959	-
Due June 12, 2009	1,458,959	-
Due June 23, 2009	437,688	-
Subtotal	$12,255,260	$1,476,600

Notes payable to unrelated companies:
Due December 31, 2009	$825,766	$-
Subtotal	825,766	-
Total	$13,081,026	$1,476,600

All the bank acceptance notes are subject to bank charges of 0.005% of the principal as commission on each loan transaction. Bank charges for notes payable were $20,384 and $11,074 in 2008 and 2007, respectively.

Restricted cash of $8,170,173 is held as collateral for the following notes payable at December 31, 2008:

Due January 18, 2009 (subsequently settled on its due date)	$1,458,959
Due January 30, 2009 (subsequently settled on its due date)	875,376
Due March 17, 2008 (subsequently settled on its due date)	729,480
Due March 17, 2008 (subsequently settled on its due date)	2,188,439
Due March 18, 2009 (subsequently settled on its due date)	729,480
Due March 23, 2009 (subsequently settled on its due date)	729,480
Due June 12, 2009	1,458,959
Total	$8,170,173

KANDI TECHNOLOGIES, CORP.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 11 - INCOME TAXES

(a)        Corporation Income Tax (“CIT”)

On March 16, 2007, the National People’s Congress of China approved the Corporate Income Tax Law of the People’s Republic of China (the “new CIT law”), which went into effective on January 1, 2008. In accordance with the relevant tax laws and regulations of PRC, the applicable corporate income tax rate is 25%.

Prior to January 1, 2008, the CIT rate applicable to Kandi was 33%. Kandi’s first profitable tax year for income tax purpose as a foreign-invested company was 2007. As a foreign-invested company, the income tax rate of Kandi is entitled to a 50% tax holiday based on 33% for the years from 2009 through 2011. During the transition period, the above tax concession granted to Kandi prior to the new CIT law will be grandfathered according to the interpretations of the new CIT law.

KSV is a subsidiary of the Company and its applicable corporate income tax rate is 25%.

Effective January 1, 2007, the Company adopted Financial Accounting Standards Board (“FASB”) Interpretation No. 48, Accounting for Uncertainty in Income Taxes ("FIN 48"), an interpretation of FASB statement No. 109, Accounting for Income Taxes. The interpretation addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.

Under FIN 48, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. FIN 48 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. As of December 31, 2008, the Company does not have a liability for unrecognized tax benefits. The Company files income tax returns in the U.S. federal jurisdiction and various states. The Company is subject to U.S. federal or state income tax examinations by tax authorities for years after 2005. During the periods open to examination, the Company has net operating loss (“NOLs”) carry forwards for U.S. federal and state tax purposes that have attributes from closed periods. Since these NOLs carry forwards may be utilized in future periods, they remain subject to examination. The Company also files certain tax returns in China. As of December 31, 2008 the Company was not aware of any pending income tax examinations by China tax authorities. The Company's policy is to record interest and penalties on uncertain tax provisions as income tax expense. As of December 31, 2008, the Company has no accrued interest or penalties related to uncertain tax positions. The Company has not recorded a provision for U.S federal income tax for the year ended December 31, 2008 due to the net operating loss carry forward in the United States. Net operating loss carry forwards in the United Stated as of December 31, 2008 was $1,070,885 and will expire in the following years:

NOLs	Expiration Year
$110,826	2024
6,139	2025
1,990	2026
215,505	2027
736,425	2029
$1,070,885

The Company’s income tax expense (benefit) differs from the “expected” tax expense for the nine months ended December 31, 2008 and 2007 (computed by applying the CIT rate of 25% to income before income taxes) as follows:

KANDI TECHNOLOGIES, CORP.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 11 - INCOME TAXES (CONT.)

	2008	2007
Deferred:
Provision for CIT	$9,605	$(391,760)
Income tax expense (benefit)	$9,605	$(391,760)

The Company’s income tax expense (benefit) differs from the “expected” tax expense for the years ended December 31, 2008 and 2007 (computed by applying the CIT rate of 25% and 33%, respectively to income before income taxes) as follows:

	2008	2007
Computed “expected” expense	$1,150,990	$1,639,039
Permanent differences	191,896	(320,659)
Valuation allowance	55,932	-
Favorable tax rates	(1,389,213)	(1,710,140)
Income tax expense (benefit)	$9,605	$(391,760)

The tax effects of temporary differences that give rise to the Company's net deferred tax assets and liabilities as of December 31, 2008 and 2007 are as follows:

	December 31, 2008	December 31, 2007
Current portion:
Deferred tax assets:
Expense	$23,026	$-
Subtotal	23,026	-

Deferred tax liabilities:
Sales cut-off	(104,783)	-
Other	(57,743)	-
Subtotal	(162,526)	-
		-
Total deferred tax liabilities – current portion	(139,500)	-

Non-current portion:
Deferred tax assets:
Depreciation	561,754	405,006
Loss carried forward	55,932	-
Valuation allowance	(55,932)	-
Subtotal	561,754	405,006

Deferred tax liabilities:
Accumulated other comprehensive gain	(296,511)	(296,511)
Subtotal	(296,511)	(296,511)

Total deferred tax assets – non-current portion	265,243	108,495

Net deferred tax assets	$125,743	$108,495

(b)      Tax Holiday Effect

For 2008 and 2007 the PRC corporate income tax rate was 25% and 33%, respectively. Certain subsidiaries of the Company are entitled to tax exemptions (tax holidays) for the years ended December 31, 2008 and 2007.

KANDI TECHNOLOGIES, CORP.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 11 - INCOME TAXES (CONT.)

The combined effects of the income tax expense exemptions and reductions available to the Company for the years ended December 31, 2008 and 2007 are as follows:

	2008	2007
Tax holiday effect	$1,389,213	$1,710,140
Basic net income per share effect	$0.07	$0.11

NOTE 12 – COMMITMENTS AND CONTINGENCIES

(I)
In 2006, the Company brought a legal action against Zhejiang Yuegong Steel Structure Co. and Zhejiang Jinhua No.1 Construction Co., Ltd. for their delay in the construction in the Jinhua Industrial district. According to the judge's report from the local court in Jinhua, PRC, on December 5, 2006, the Company won the lawsuit and Zhejiang Yuegong Steel Structure Co. and Zhejiang Jinhua No.1 Construction Co., Ltd. will be required to pay $186,331 as compensation to the Company. However, the two defendants appealed the ruling to a higher level court and the Company has not received the compensation as of December 31, 2008. Considering the uncertainties of the legal proceeding, the Company did not record a gain for this at December 31, 2008.

(II)	In 2008, the Company signed construction contracts to construct five punching workshops. Total commitments related to the contracts are estimated to be approximately $190,395.

(III)
On July 14, 2008, KSV entered into a guarantee contract to serve as guarantor for the bank loans borrowed during the period from July 14, 2008 to July 14, 2009 by ZMEC, a company independent of KSV, from Huaxia Bank Hangzhou branch with amount of $2,480,231. Under this guarantee contract, KSV shall perform all obligations of ZMEC under the loan contract if ZMEC fails to perform its obligations as set forth in the loan contract. Also see Note 9.

(IV)
On June 25, 2008, KSV entered into a guarantee contract to serve as guarantor for the bank loans borrowed during the period from June 25, 2008 to June 24, 2009 by Zhejiang Mengdeli Electronic Co., Ltd (“ZMEC”), a company independent of KSV, from China Agriculture Bank with a maximum guarantee amount of $3,765,589. Under this guarantee contract, KSV shall perform all obligations of ZMEC under the loan contract if ZMEC fails to perform its obligations as set forth in the loan contract. Also see Note 9.

NOTE 13 – BUSINESS COMBINATION

In November 2007, the Company signed a letter of intent with the shareholders of KSV, by which the Company would acquire 100% of KSV. The Company paid $12,270,859 as a deposit in 2007. The total consideration for the acquisition was $12,314,988. The acquisition was completed on June 24, 2008.

The following summarizes of the acquisition:

Fair value of assets acquired	$12,314,988
Fair value of liabilities assumed	-
Net assets acquired	$12,314,988
Total consideration paid	$12,314,988

KSV is located in the Jinhua city of Zhejiang province of China and is registered under the laws of the PRC. KSV was established on March 17, 2008 and is at its development state. KSV plans to produce special vehicles, electric vehicles, automobile parts and sell the products in the PRC market.  The pro forma effects of the acquisitions are immaterial for 2007 as KSV did not have any operations in 2007.

KANDI TECHNOLOGIES, CORP.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 14 – DISCONTINUED OPERATION

On May 9, 2008, the Company, through its PRC subsidiary Zhejiang Kandi Vehicles Co. Ltd., entered into a disposition agreement with certain individuals. Pursuant to the agreement, the Company agreed to sell all of its interest in Dingji to certain individuals for $729,480 resulting in a gain of $361,119. This transaction was completed on May 9, 2008. Thereafter, Dingji was no longer a consolidated subsidiary of Kandi. In accordance with SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the results of operations of Dingji are removed from the detail line items in the Company's financial statements and presented separately as “discontinued operation”. The loss from discontinued operation was $33,398 and $329,450 for the years ended December 31, 2008 and 2007, respectively. The gains from disposition of discontinued operation of $361,119 are reflected in the Company’s consolidated statement of income and comprehensive income for the years ended December 31, 2008.

NOTE 15 – GEOGRAPHICAL SALES

The following table shows the breakdown of the Company’s revenues from its customers by geographical markets based on the location of the customer for the years ended December 31, 2008 and 2007:

	2008		2007
Area	Amounts	Percentage	Amounts	Percentage
North American	$7,292,482	18%	$23,889,263	72%
Europe	-	-	6,264,492	19%
China	32,816,168	81%	2,783,342	8%
Others	405,138	1%	497,565	1%
Total	$40,513,788	100%	$33,434,662	100%

NOTE 16 – SUBSEQUENT EVENT

On February 11, 2009, the Compensation Committee of the Board approved the grant of stock options for 2,600,000 shares of common stock to ten of the Company's executive officers. The stock options vest ratably over three years and expire in ten years from the grant date. The Company valued the stock options at $2,062,964 and amortizes the stock compensation cost using the straight-line method over the service period from February 11, 2009 through February 11, 2011. The value of the options was estimated using the Black Scholes Model with an expected volatility of 164%, expected life of 10 years, risk-free interest rate of 2.76% and expected dividend yield of 0.00%.

MANAGEMENT’S DISCUSSION ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This report contains forward-looking statements within the meaning of the federal securities laws that relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology, such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "project," "predict," "intend," "potential" or "continue" or the negative of such terms or other comparable terminology, although not all forward-looking statements contain such terms.

In addition, these forward-looking statements include, but are not limited to, statements regarding implementing our business strategy; development and marketing of our products; our estimates of future revenue and profitability; our expectations regarding future expenses, including research and development, sales and marketing, manufacturing and general and administrative expenses; difficulty or inability to raise additional financing, if needed, on terms acceptable to us; our estimates regarding our capital requirements and our needs for additional financing; attracting and retaining customers and employees; sources of revenue and anticipated revenue; and competition in our market.

Forward-looking statements are only predictions. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All of our forward-looking information is subject to risks and uncertainties that could cause actual results to differ materially from the results expected. Although it is not possible to identify all factors, these risks and uncertainties include the risk factors and the timing of any of those risk factors described in the Company’s Form 10-K for the year ended December 31, 2008 and those set forth from time to time in our filings with the SEC. These documents are available on the SEC’s Electronic Data Gathering and Analysis Retrieval System at http://www.sec.gov.

Critical Accounting Policies and Estimates

Stock Based Compensation

The Company’s stock based compensation is recorded in accordance with ASC 718.

The fair value of stock options is estimated using the Black-Scholes model. The Company’s expected volatility assumption is based on the historical volatility of the Company’s stock. The expected life assumption is primarily based on the expiration date of the option. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield in effect at the time of grant.

Stock compensation expense recognized is based on awards expected to vest, and there were no estimated forfeitures as the current options outstanding were only issued to founders and senior management of the Company. ASC 718 requires forfeitures to be estimated at the time of grant and revised in subsequent periods, if necessary, if actual forfeitures differ from those estimates.

The stock based compensation expense for the period ended September 30, 2009 is $840,468.

Fair Value of Financial Instruments

ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

•	Level 1—defined as observable inputs such as quoted prices in active markets;

•	Level 2—defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
•	Level 3—defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The assets measured at fair value on a recurring basis subject to the disclosure requirements of ASC 820 as of September 30, 2009 are as follows:

	Fair Value Measurements at Reporting Date Using Quoted Prices in
		Active Markets	Significant Other	Significant
	Carrying value	for Identical	Observable	Unobservable
	as of September	Assets	Inputs	Inputs
	30, 2009	(Level 1)	(Level 2)	(Level 3)
Cash and cash equivalents	$881,485	$881,485	-	-
Restricted cash	$7,897,508	$7,897,508	-	-

Cash and cash equivalents consist primarily of high rated money market funds at a variety of well-known institutions with original maturities of three months or less. Restricted cash represents time deposits on account to secure short-term bank loans and notes payable. The original cost of these assets approximates fair value due to their short term maturity.

Revenue Recognition

Revenues represent the invoiced value of goods sold, recognized upon the shipment of goods to customers. Revenues are recognized when all of the following criteria are met:

•	Persuasive evidence of an arrangement exists;
•	Delivery has occurred or services have been rendered;
•	The seller’s price to the buyer is fixed or determinable; and
•	Collectability is reasonably assured.

New Accounting Pronouncements

Recently Implemented Standards

ASC 105, Generally Accepted Accounting Principles (“ASC 105”) (formerly Statement of Financial Accounting Standards No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles a replacement of FASB Statement No. 162) reorganized by topic existing accounting and reporting guidance issued by the Financial Accounting Standards Board (“FASB”) into a single source of authoritative generally accepted accounting principles (“GAAP”) to be applied by nongovernmental entities. All guidance contained in the Accounting Standards Codification (“ASC”) carries an equal level of authority. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. Accordingly, all other accounting literature will be deemed “non-authoritative”. ASC 105 is effective on a prospective basis for financial statements issued for interim and annual periods ending after September 15, 2009. The Company has implemented the guidance included in ASC 105 as of July 1, 2009. The implementation of this guidance changed the Company’s references to GAAP authoritative guidance but did not impact the Company’s financial position or results of operations.

ASC 855, Subsequent Events (“ASC 855”) (formerly Statement of Financial Accounting Standards No. 165, Subsequent Events) includes guidance that was issued by the FASB in May 2009, and is consistent with current auditing standards in defining a subsequent event. Additionally, the guidance provides for disclosure regarding the existence and timing of a company’s evaluation of its subsequent events. ASC 855 defines two types of subsequent events, “recognized” and “non-recognized”. Recognized subsequent events provide additional evidence about conditions that existed at the date of the balance sheet and are required to be reflected in the financial statements. Non-recognized subsequent events provide evidence about conditions that did not exist at the date of the balance sheet but arose after that date and, therefore; are not required to be reflected in the financial statements. However, certain non-recognized subsequent events may require disclosure to prevent the financial statements from being misleading. This guidance was effective prospectively for interim or annual financial periods ending after June 15, 2009. The Company implemented the guidance included in ASC 855 as of July 1, 2009. The effect of implementing this guidance was not material to the Company’s financial position or results of operations.

Recent Accounting Pronouncements

In August 2009, the FASB issued ASC Update No. 2009-05, Fair Value Measurements and Disclosures (Topic 820): Measuring Liabilities at Fair Value (“ASC Update No. 2009-05”). This update amends ASC 820, Fair Value Measurements and Disclosures and provides further guidance on measuring the fair value of a liability. The guidance establishes the types of valuation techniques to be used to value a liability when a quoted market price in an active market for the identical liability is not available, such as the use of an identical or similar liability when traded as an asset. The guidance also further clarifies that a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are both Level 1 fair value measurements. If adjustments are required to be applied to the quoted price, it results in a level 2 or 3 fair value measurement. The guidance provided in the update is effective for the first reporting period (including interim periods) beginning after issuance. The Company does not expect that the implementation of ASC Update No. 2009-05 will have a material effect on its financial position or results of operations.

In September 2009, the FASB issued ASC Update No. 2009-12, Fair Value Measurements and Disclosures (Topic 820): Investments in Certain Entities that Calculate Net Asset Value per Share (or Its Equivalent) (“ASC Update No. 2009-12”). This update sets forth guidance on using the net asset value per share provided by an investee to estimate the fair value of an alternative investment. Specifically, the update permits a reporting entity to measure the fair value of this type of investment on the basis of the net asset value per share of the investment (or its equivalent) if all or substantially all of the underlying investments used in the calculation of the net asset value is consistent with ASC 820. The update also requires additional disclosures by each major category of investment, including, but not limited to, fair value of underlying investments in the major category, significant investment strategies, redemption restrictions, and unfunded commitments related to investments in the major category. The amendments in this update are effective for interim and annual periods ending after December 15, 2009 with early application permitted. The Company does not expect that the implementation of ASC Update No. 2009-12 will have a material effect on its financial position or results of operations.

In June 2009, FASB issued Statement of Financial Accounting Standards No. 167, Amendments to FASB Interpretation No. 46(R) (“Statement No. 167”). Statement No. 167 amends FASB Interpretation No. 46R, Consolidation of Variable Interest Entities an interpretation of ARB No. 51 (“FIN 46R”) to require an analysis to determine whether a company has a controlling financial interest in a variable interest entity. This analysis identifies the primary beneficiary of a variable interest entity as the enterprise that has a) the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and b) the obligation to absorb losses of the entity that could potentially be significant to the variable interest entity or the right to receive benefits from the entity that could potentially be significant to the variable interest entity. The statement requires an ongoing assessment of whether a company is the primary beneficiary of a variable interest entity when the holders of the entity, as a group, lose power, through voting or similar rights, to direct the actions that most significantly affect the entity’s economic performance. This statement also enhances disclosures about a company’s involvement in variable interest entities. Statement No. 167 is effective as of the beginning of the first annual reporting period that begins after November 15, 2009. Although Statement No. 167 has not been incorporated into the Codification, in accordance with ASC 105, the standard shall remain authoritative until it is integrated. The Company does not expect the adoption of Statement No. 167 to have a material impact on its financial position or results of operations.

In June 2009, the FASB issued Statement of Financial Accounting Standards No. 166, Accounting for Transfers of Financial Assets an amendment of FASB Statement No. 140 (“Statement No. 166”). Statement No. 166 revises FASB Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Extinguishment of Liabilities a replacement of FASB Statement 125 (“Statement No. 140”) and requires additional disclosures about transfers of financial assets, including securitization transactions, and any continuing exposure to the risks related to transferred financial assets. It also eliminates the concept of a “qualifying special-purpose entity”, changes the requirements for derecognizing financial assets, and enhances disclosure requirements. Statement No. 166 is effective prospectively, for annual periods beginning after November 15, 2009, and interim and annual periods thereafter. Although Statement No. 166 has not been incorporated into the Codification, in accordance with ASC 105, the standard shall remain authoritative until it is integrated. The Company does not expect the adoption of Statement No. 166 will have a material impact on its financial position or results of operations.

Results of Operation

Comparison of Nine Months Ended September 30, 2009 and 2008

The following table sets forth the amounts and percentage relationship to revenue of certain items in our condensed consolidated statements of income and comprehensive income

	For Nine Months Ended September 30, 2009	% Of Revenue	For Nine Months Ended September 30, 2008	% Of Revenue	Change In Amount	Change In %

REVENUES, NET	$19,114,049	100.0%	$30,767,280	100.0%	$(11,653,231)	(37.9)%

COST OF GOODS SOLD	(14,329,404)	(75.0)%	(23,098,186)	(75.1)%	8,768,782	(38.0)%
GROSS PROFIT	4,784,645	25.0%	7,669,094	24.9%	(2,884,449)	(37.6)%
Research and development	1,767,081	9.2%	487,755	1.6%	1,279,326	262.3%
Selling and distribution expenses	263,304	1.4%	632,132	2.1%	(368,828)	(58.3)%
General and administrative expenses	1,125,954	5.9%	1,019,385	3.3%	106,569	10.5%
Stock based compensation expense	840,468	4.4%	-	0.0%	840,468	100%
INCOME FROM OPERATIONS	787,838	4.1%	5,529,822	18.0%	(4,741,984)	(85.8)%
Interest expense, net	(860,872)	(4.5)%	(1,540,631)	(5.0)%	679,759	(44.1)%
Government grants	127,317	0.7%	57,533	0.2%	69,784	121.3%
Other income, net	311,984	1.6%	39,599	0.1%	272,385	687.9%
INCOME FROM OPERATIONS BEFORE INCOME TAXES	366,267	1.9%	4,086,323	13.3%	(3,720,055)	(91.0)%
INCOME TAX (EXPENSE) BENEFIT	(146,642)	(0.8)%	81,042	0.3%	(227,684)	(280.9)%

(LOSS) INCOME FROM CONTINUING OPERATIONS	219,625	1.1%	4,167,365	13.5%	(3,947,740)	(94.7)%
DISCONTINUED OPERATION
Loss from discontinued operation	-	-	(33,396)	(0.1)%	33,396	(100)%
Gain from disposition of discontinued operation	-	-	361,096	1.2%	(361,096)	(100)%
NET GAIN FROM DISCONTINUED OPERATION	-	-	327,700	1.1%	(327,700)	(100)%
NET INCOME	219,625	1.1%	4,495,065	14.6%	(4,275,440)	(95.1)%

(a) Revenue

For the nine months ended September 30, 2009, our revenue decreased by 37.9% from $30,767,280 to $19,114,049 as compared to the nine months ended September 30, 2008. The global economic crisis continuing from 2008 negatively affected sales of all of our vehicles, particularly our recreational vehicle lines.

The following table lists the number of vehicles sold, categorized by vehicle types, within the nine months ended September 30, 2009 and 2008:

	Nine Months Ended September 30
	2009	2008
All-terrain Vehicles(“ATV”)	3,098	5,636
Super-mini car (“CoCo”)	1,141	1,344
Go-Kart	7,735	32,187
Mini Pick-up	-	25
Utility vehicles (“UTVs”)	2,864	1819
Three-wheeled motorcycle (“TT”)	388	1
Total	15,226	41,012

Based on a determination that China will be among the first markets to recover from the global economic crisis, we have spent much time and resources on developing products targeting the Chinese market.  In addition to the relative health of the Chinese economy, the Company expects to also benefit from the stimulus package enacted by the PRC government in November 2008.  The November stimulus package includes cash subsidies of 60,000 RMB (approximately $8,775) provided to the purchaser of each renewable energy vehicle.  We believe that our electric CoCo super-mini car will qualify for such subsidies.

(b) Cost of goods sold

Cost of goods sold during the nine months ended September 30, 2009 was $14,329,404 representing a 38% decrease from $23,098,186 from the nine months ended September 30, 2008, which corresponded with the decrease in sales. Cost of goods sold was 75% of the total revenue for the nine-month period, remaining unchanged from the comparable period of 2008.

(c) Gross profit

Gross profit for the first half of 2009 is consistent with the decrease in revenue, falling 37.6% from $7,669,094 to $4,784,645 from the same period in 2008.

(d) Selling and distribution expenses

Selling and distribution expenses were $263,304 for the nine months ended September 30, 2009, as compared to $632,132 from the same period in 2008, representing a 58.4% decrease.  The significant drop in these expenses was the result of decreased shipping expenses as the Company shipped fewer vehicles overseas, partly due to decreased sales and partly due to the Company's change from direct exports to shipping through an export agent who will bear the shipping expenses.

(e) General and administrative expenses

General and administrative expenses were $1,125,954 for the nine months ended September 30, 2009, as compared to $1,019,385 for the same period in 2008, representing a 10.5% increase.  The increase was primarily due to increased expenses in reserves made for slow moving inventories, and the higher depreciation expense caused by more fixed assets purchased since October of 2008. However, simultaneously, the allowance for doubtful accounts for the nine months ended September 30, 2009 has decreased compared to the corresponding period of the prior year.

(f) Research and development

Research and development expenses were $1,767,081 for the nine months ended September 30, 2009, as compared to $487,755 from the same period in 2008, representing a 262.3% increase.  The increase was due to additional research and development efforts associated with the electric-powered CoCo and a new diesel powered farmer pick up truck, which included additional studies done to market these vehicles in the PRC.

(g) Stock-based compensation expense

In February 2009, the Company issued options to purchase a total of 2,600,000 shares of common stock to 10 executives and managerial level employees. The fair value of the stock option on the grant date was $2,062,964.  The Company amortized the stock compensation expense using the straight-line method over the service period from February 11, 2009 through February 11, 2011. During the nine months ended September 30, 2009, the compensation expense was $840,468, accounting for 4.4% of the total revenue of the reporting period.

(h) Government grants

Government grants totaled $127,317 for the nine months ended September 30, 2009, representing a 121.3% increase over the same period in 2008, primarily due to the PRC government’s grant of subsidies research related to electric-powered vehicles.  The government grants consist of $37,779 in subsidies for patent applications and other intellectual property expenses, $71,611 in subsidies for technological innovation, $1,462 in subsidies for IT development, and $16,465 in export subsidies.  Our electric-powered vehicles were launched in October 2008 and will become our focus product in 2009.

(i) Net interest expense

Net interest expense was $860,872 for the nine months ended September 30, 2009, as compared to $1,540,631 for the same period last year, a decrease of 44.1%. This decrease is mainly the result of the decrease in interest expense of $412,836 paid for short term bank loans due to the lower interest rate.

(j) Other income

Net other income for the nine months ended September 30, 2009 was $311,984, an increase of 687.9% from $39,599 of the same period of last year. This is mainly due to the damage award amount of $216,034 the Company received from the lawsuit against Zhejiang Yuegong Steel Structure Co. and Zhejiang Jinhua No.1 Construction Co., Ltd. for their delay in the construction in the Jinhua Industrial District. The Company has prevailed in the final ruling of court, and therefore recorded a gain in the second quarter of 2009.

(k) Net (loss) income

The operating performance of the Company for the nine months ended September 30, 2009 resulted in a net profit of $219,625 as compared to a net profit of $4,495,065 for the same period last year, primarily due to a decrease in sales and the increase in research and development expense.  The net profit also includes the compensation cost of $840,468 incurred during the first nine months of 2009 for the issuance of options to purchase 2,600,000 shares of common stock to Company employees and directors as well as the write down of $152,269 for slow moving inventory.

Comparison of Three Months Ended September 30, 2009 and 2008

The following table sets forth the amounts and percentage relationship to revenue of certain items in our condensed consolidated statements of income and comprehensive income

	For Three Months Ended September 30, 2009	% Of Revenue	For Three Months Ended September 30, 2008	% Of Revenue	Change In Amount	Change In %
REVENUES, NET	$9,626,593	100.0%	$9,261,033	100.0%	$365,560	4.0%
COST OF GOODS SOLD	(7,266,052)	(75.5)%	(6,966,103)	(75.2)%	(299,949)	4.3%
GROSS PROFIT	2,360,541	24.5%	2,294,930	24.8%	65,611	2.9%
Research and development	660,108	6.9%	230,023	2.5%	430,085	187.0%
Selling and distribution expenses	79,310	0.8%	229,795	2.5%	(150,485)	(65.5)%
General and administrative expenses	195,036	2.0%	324,672	3.5%	(129,636)	(39.9)%
Stock based compensation expense	315,176	3.3%	-	0.0%	315,176	100%
INCOME FROM OPERATIONS	1,110,911	11.5%	1,510,440	16.3%	(399,529)	(26.5)%
Interest expense, net	(442,315)	(4.6)%	(547,511)	(5.9)%	105,196	(19.2)%
Government grants	3,312	0%	17,484	0.2%	(14,172)	(81.1)%
Other income, net	9,800	0.1%	26,551	0.3%	(16,751)	(63.1)%
INCOME FROM OPERATIONS BEFORE INCOME TAXES	681,708	7.0%	1,006,964	10.9%	(325,256)	(32.3)%
INCOME TAX (EXPENSE) BENEFIT	(105,558)	(1.1)%	7,581	0.1%	(113,139)	(1492.4)%

INCOME FROM CONTINUING OPERATIONS	576,150	6.0%	1,014,545	11.0%	(438,395)	(43.2)%

DISCONTINUED OPERATION
NET GAIN FROM DISCONTINUED OPERATION	-	-	-	-	-	-
NET (LOSS) INCOME	576,150	6.0%	1,014,545	11.0%	(438,395)	(43.2)%

(a) Revenue

For the three months ended September 30, 2009, our revenue increased by 4% from $9,261,033 to $9,626,593 as compared to the three months ended September 30, 2008. The global economic crisis started from 2008 has eased, and the global economy, especially the Chinese economy, has begun to show signs of recovery.  The Company has adjusted its focus to the domestic Chinese market in 2009.  Compared to the $5,481,551 revenue of second quarter of this year, the increase of $4,415,042 to $9,626,593 in the three months ended September, 2009 is particularly significant.

(b) Cost of goods sold

Cost of goods sold during the three months ended September 30, 2009 was $7,266,052, representing a 4.3% increase from the three months ended September 30, 2008, which corresponds to the increase in sales.

(c) Selling and distribution expenses

Selling and distribution expenses were $79,310 for the three months ended September 30, 2009, as compared to $229,795 from the same period in 2008, representing a 65.5% decrease.  The significant drop in these expenses was the result of decreased shipping expenses as the Company shifted its focus to the domestic Chinese market and shipped fewer vehicles overseas.

(d) General and administrative expenses

General and administrative expenses were $195,036 for the three months ended September 30, 2009, as compared to $324,672 for the same period in 2008, representing a 40% decrease.  The decrease reflects the Company’s continuing effort on cost saving in this challenging climate.

(e) Research and development

Research and development expenses were $660,108 for the three months ended September 30, 2009, as compared to $230,023 from the same period in 2008, representing a 187% increase.  The increase was due to additional research and development efforts associated with the products targeting the Chinese market.

(f) Net interest expense

Net interest expense was $442,315 for the three months ended September 30, 2009, as compared to $547,511 for the same period last year, a decrease of 19%. This decrease is mainly the result of the decrease of interest expense for short term bank loans, and the decrease of interest expense that banks charge for payment of bank notes prior to maturation.

(g) Net (loss) income

The operating performance of the Company for the three months ended September 30, 2009 resulted in a net profit of $576,150 as compared to $1,014,545 for the same period last year. The drop was primarily due to the compensation cost of $315,176 for stock options, and higher research and development expenses.

Financial Condition

Working Capital

The Company also had a working capital deficit of $13,859,809 at September 30, 2009, which was a increase from a working capital deficit of $10,070,184 as of September 30, 2008, which was principally due to the Company using its own cash and the cash borrowed from bank loans to support the new plant construction to prepare for the launch of new products targeting the Chinese market.

As of September 30, 2009, the Company has credit lines from commercial banks for $37,001,287, of which $27,495,027 was used at September 30, 2009.

The Company believes that its cash flows generated internally may not be sufficient to sustain operations and repay short term bank loans for the next twelve months. Therefore, from time to time, the Company may require extra funding through short term borrowing from PRC banks or other financing activities if needed in the near future. Nevertheless, the Company believes that financing will be available on normal trade terms if needed.

The Company has historically financed itself through short-term commercial bank loans from PRC banks.  The term of these loans are typically for one year, and upon the payment of all outstanding principal and interest in a respective loan, the banks have typically rolled over the loans for additional one-year terms, with adjustments made to the interest rate to reflect prevailing market rates.  The following table lists all such loans obtained by the Company within the past two years and the nine months of this year:

	2007			2008			2009 (By September 30)
Bank	Loan amount	Release date	Due date	Loan amount	Release date	Due date	Loan amount	Release date	Due date
Commercial Bank	20,000	01/19/07	01/10/08	20,000	01/16/08	01/10/09	20,000	01/19/09	01/05/10
-Jiangnan Branch	10,000	05/14/07	05/10/08	10,000	05/09/08	05/09/09	10,000	05/13/09	05/05/10
ICBC-	5,000	06/15/07	04/10/08	5,000	04/08/08	04/07/09	5,000	04/08/09	04/06/10
Exploration Zone Branch	5,000	06/11/07	06/05/08	5,000	06/06/08	06/04/09	5,000	06/05/09	06/03/10
	3,000	09/18/07	08/05/08	3,000	08/06/08	08/04/09	3,000	08/28/09	08/11/10
	2,700	09/18/07	08/05/08	2,700	09/03/08	09/02/09	2,700	09/03/09	08/10/10
	3,000	10/19/07	10/16/08	3,000	10/10/08	10/08/09
	3,800	10/19/07	10/16/08	3,800	10/22/08	10/14/09
	3,500	11/02/07	10/23/08	3,500	10/24/08	10/22/09
	4,000	11/30/07	11/24/08	4,000	12/10/08	12/04/09
				4,500	09/19/08	03/18/09	9,000	04/16/09	04/15/10
				4,500	09/24/08	03/23/09
							11,000	07/10/09	11/06/09
Shanghai Pudong	20,000	08/14/07	02/14/08	20,000	10/21/08	05/21/09	20,000	05/27/09	11/27/10
Development Bank				9,000	04/08/08	04/08/09	9,000	04/29/09	04/28/10
				9,000	04/09/08	04/09/09
China Everbright Bank	30,000	08/10/07	08/09/08	30,000	09/06/08	02/05/09	30,000	02/23/09	02/22/10
China Communication Bank-Jinhua Branch				5,000	02/26/08	02/18/09	5,000	02/19/09	02/15/10
HuaXia Bank	20,000	12/24/07	12/27/08	17,000	09/12/08	09/12/09	27,000	09/24/09	09/21/10
Evergrowing Bank				20,000	10/24/08	10/23/09

Note: The loan amount is in thousands of RMB

Capital Requirements and Capital Provided

Capital requirements and capital provided for the nine months ended September 30, 2009 is as follows:

Nine Months Ended September 30, 2009 (In thousands)
Capital requirements
Purchase of plant and equipment	$3,060
Purchase of construction in progress	554
Issuance of notes receivable	10,012
Repayments of short-term bank loans	22,901
Repayments of notes payable	20,411
Internal cash used in operation	5,237
Total capital requirements	$62,175

Capital provided
(Increase) in cash	(739)
Decrease in restricted cash	4,680
Proceeds from short-term bank loans	24,216
Proceeds from notes payable	14,468
Repayments of notes receivable	19,330
Other financing activities	217
Total capital provided	$62,172

For further information, see the Statement of Cash Flows.

Cash Flow

Net cash flow used in operating activities was ($5,237,399) for the nine months ended September 30, 2009, as compared to net cash flow provided by operating activities of $5,010,972 in the same period in 2008. The difference is mainly attributable to the decrease of net income and increase in cash outflow spent on inventories of ($5,967,339) from ($5,265,108) for nine months ended September 30, 2008 to ($11,232,447) for the same reporting period of 2009.

Net cash flow provided by investing activities was $5,705,522 for the nine months ended September 30, 2009 as compared to net cash flow used in investing activities of ($8,002,307) for the same reporting period in 2008. This was primarily due to a net cash inflow from notes receivable of $9,318,754, as compared to a net cash outflow in notes receivable of ($4,141,155) for the same period last year.

Net cash flow provided by financing activities was $270,818 for the nine months ended September 30, 2009, as compared to net cash flow provided by financing activities of $5,631,258 for the nine months ended September 30, 2008. This is mainly because during the nine months ended September 30, 2009, the Company repaid notes payable of ($5,942,259), whereas during the same period in 2008, the Company received an inflow of cash $9,927,930 from the notes payable.

Changes in and Disagreements With Accountants on Accounting and Financial Disclosure.

None.

Quantitative and Qualitative Disclosures About Market Risk.

Not applicable.

By Order of the Board of Directors

Hu Xiaoming, Chief Executive Officer